Registration No. 33-

                             SECURITIES AND EXCHANGE COMMISSION

                                  Washington, D.C. 20549



                                         FORM S-8

                                  REGISTRATION STATEMENT

                                          under

                                THE SECURITIES ACT OF 1933



                               AUTOMATIC DATA PROCESSING, INC.
                 (Exact name of registrant as specified in its charter)

          Delaware                                            22-1467904
     (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or organization                   Identification
                                                        Number)

                      One ADP Boulevard, Roseland, New Jersey  07068
                  (Address of Principal Executive Offices) (Zip Code)

                         KEY EMPLOYEES' RESTRICTED STOCK PLAN
                               (Full title of the Plan)

                                    James B. Benson
                            Vice President, General Counsel
                                 and Assistant Secretary
                            Automatic Data Processing, Inc.
                                   One ADP Boulevard
                               Roseland, New Jersey  07068
                       (Name and address of agent for services)

                                   (201) 994-5000
            (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
     ____________________________________________________________________

        Title of                  Proposed      Proposed
     securities to   Amounts to   maximum       maximum      Amount of
     be registered     be         offering      aggregate    registration
                     registered   price per     offering     fee
                                  share*
     ____________________________________________________________________

     Common Stock,
     par value       150,000      $54.56        $8,184,000   $2,822.20
     $.10 per share   shares
     ___________________________________________________________________

     * Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), on the basis of $54.56, the average of the high and low prices for the Common Stock on the New York Stock Exchange on March 9, 1994.

                         INFORMATION OF EARLIER REGISTRATION BY REFERENCE


        In accordance with General Instruction E to Form S-8, the contents of Registration Statements No. 33-25290 and 33-38338 on Form S-8 of Automatic Data Processing, Inc. (the "Company") which were filed with the Securities and Exchange Commission on November 7, 1988 and December 21, 1990, respectively, are incorporated herein by reference.

                                             AMENDMENT TO PLAN

        The Company's Key Employees' Restricted Stock Plan (the "Plan") was adopted by the Company's Board of Directors on June 25, 1969. The total number of shares allocated to the Plan, as amended on March 23, 1989 and January 21, 1991, is 1,968,040.


                                               LEGAL OPINION

        The validity of the shares of the Company's Common Stock being registered pursuant hereto has been passed upon by James B. Benson, Esq., Vice President and General Counsel of the Company. Mr. Benson, a full-time employee of the Company, beneficially owns 10,186 shares of the Company's Common Stock and holds options to purchase an additional 68,000 shares of Common Stock.

                                                  EXHIBITS

     Exhibit No.

           5     Opinion of Counsel

           23(a) Consent of Deloitte and Touche

           23(b) Consent of Counsel (included in Exhibit No. 5)

                                                UNDERTAKINGS

          (a)    The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                 provided, however, that paragraphs (a)(1)(i) and
                 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey, on the 9th day of March, 1994.

                                          AUTOMATIC DATA PROCESSING, INC.
                                                (Registrant)


     March 9, 1994                        By /s/  Josh S. Weston
                                             Josh S. Weston, Chairman and
                                             Chief Executive Officer

          Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                   Date


     /s/ Josh S. Weston            Chairman of the Board   March 9, 1994
     (Josh S. Weston)              and Director
                                   (Principal Executive
                                   Officer)


     /s/ Fred D. Anderson, Jr.     Chief Financial Officer March 9, 1994
     (Fred D. Anderson, Jr.)       and Corporate Vice
                                   President (Principal
                                   Financial Officer)


      /s/ Richard J. Haviland      Controller and          March 9, 1994
     (Richard J. Haviland)         Corporate Vice
                                   President



     /s/ Joseph A. Califano, Jr.   Director                March 9, 1994
     (Joseph A. Califano, Jr.)



     /s/ Leon G. Cooperman         Director                March 9, 1994
     (Leon G. Cooperman)



     /s/ Edwin D. Etherington      Director                March 9, 1994
     (Edwin D. Etherington)


     /s/ Ann Dibble Jordan         Director                March 9, 1994
     (Ann Dibble Jordan)


     /s/ Harvey M. Krueger         Director                March 9, 1994
     (Harvey M. Krueger)

     /s/ Charles P. Lazarus        Director                March 9, 1994
     (Charles P. Lazarus)


                                   Director
     (Frederic V. Malek)


      /s/ Henry Taub               Director                March 9, 1994
     (Henry Taub)


      /s/ Laurence A. Tisch        Director                March 9, 1994
     (Laurence A. Tisch)


      /s/ Arthur F. Weinbach       Director                March 9, 1994
     (Arthur F. Weinbach)

                                         INDEX TO EXHIBITS


     Exhibit          Description                                    Page


     5                Opinion of Counsel                               7

     23(a)            Consent of Deloitte and Touche                   8

     23(b)            Consent of Counsel (included in Exhibit No. 5)   7

                                             EXHIBIT 5



     (201) 994-5750
                                                      March 9, 1994
     Board of Directors
     Automatic Data Processing, Inc.
     One ADP Boulevard
     Roseland, New Jersey 07068

          Re:   Automatic Data Processing, Inc.
                Registration Statement on Form S-8
                (Key Employees' Restricted Stock Plan)

     Gentlemen:

          I have acted as counsel to Automatic Data Processing, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of 150,000 shares of the Company's Common Stock, par value $.10 per share (the "Shares"), pursuant to the Company's Registration Statement on Form S-8 which is to be filed with the Securities and Exchange Commission on March 11, 1994 (the "Registration Statement").

              In this connection, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that I have considered necessary and appropriate for this opinion and, based thereon, I advise you that, in my opinion:

          1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

          2. The Company has corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

          3. The Shares have been duly authorized and, when issued in accordance with the Company's Key Employees' Restricted Stock Plan referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, to its use as part of the Registration Statement, and to the use of my name in the Registration Statement.

                                                      Very truly yours,

                                                      /s/ James B. Benson



                                                      James B. Benson
                                                      General Counsel

                                                         EXHIBIT 23(a)
     INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Automatic Data Processing, Inc. on Form S-8 of our reports dated August 17, 1993, appearing in and incorporated by reference in the Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 1993.



     DELOITTE & TOUCHE

     New York, New York
     March 9, 1994

                                                           March 11, 1994

     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Judiciary Plaza
     Washington, D.C. 20549

          Re: Registration Statement on Form S-8 for the Key Employees'
              Restricted Stock Plan of Automatic Data Processing,Inc.


     Gentlemen:

          We are hereby electronically filing via EDGAR,pursuant to Rule 402(c) of the Securities Act of 1933 and Rule 309(b) of Regulation S-T, a copy of the above Registration Statement on Form S-8, including all exhibits thereto. On the date hereof, a paper printout of this electronic filing is being mailed to the Securities and Exchange Commission (pursuant to Rule 901(d) of Regulation S-T) and to each of the stock exchanges on which Automatic Data Processing,Inc.'s securities are listed.


          The requisite $2,822.20 filing fee, calculated in accordance with Rule 457(c) of the Securities Act of 1933,is being paid to the Securities and Exchange Commission on the date hereof via wire transfer to the U.S. Treasury designated lockbox depository at the Mellon Bank in Pittsburgh, Pennsylvania.


                                                     Very truly yours,


                                                     /s/ James B. Benson
                                                     James B. Benson
                                                     General Counsel/
                                                     Corporate Vice President